EXHIBIT 11

                          CT COMMUNICATIONS, INC.
                             AND SUBSIDIARIES

                     Computation of Earnings Per Share


                                              Years Ended
                                       June 30          June 30
                                         1997             1996
                                 ----------------    ---------------
Computation of share totals used
 in computing earnings per share:

Weighted average number of
 shares outstanding                   1,487,882        1,484,523
(Adjusted for stock dividend
 May 3, 1996)

Primary average shares

 a - Outstanding                      1,487,882        1,484,823

Incremental shares arising
 from outstanding stock options          17,846           12,861
                                  ----------------    ----------------
 b - Totals                           1,505,728        1,497,384
                                  ================    ================
 c - Net Income before
     extraordinary item
     for Common Stock                $5,679,361       $5,373,657

 d - Extraordinary item               2,239,045           ---
                                  ----------------    ----------------
 e - Net Income after
     extraordinary item
     for Common Stock                $7,918,406       $5,373,657
                                  ================    ================

Net Income Per Primary Share
before extraordinary item - c/a        $3.82            $3.62

Extraordinary item per primary
share - d/a                             1.50              ---
                                  ----------------    -----------------
Net Income Per Primary Share
after extraordinary item               $5.32            $3.62
                                  ================    =================
Net Income Per Share before
extraordinary item assuming
full dilution - c/b                    $3.77            $3.59
                                  ================    =================
Net Income Per Share after
extraordinary item assuming
full dilution - e/b                    $5.26            $3.59
                                  ================    =================